UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Windsor Street	01089
West Springfield, Massachusetts	(Zip Code)
(Address of Principal Executive Offices)

(413) 858-2500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 27, 2012, Cyalume Technologies Holdings, Inc. (the “Company”) and its wholly-owned subsidiary Cyalume Specialty Products, Inc. (“CSP”) entered into an Amendment Agreement (the “Amendment Agreement”) with JFC Technologies, LLC (“JFC”) and James G. Schleck, individually and in his capacity as representative of the members of JFC (the “Representative”). The Amendment Agreement, among other things, amends certain terms of the Asset Purchase Agreement, dated as of August 31 (the “Asset Purchase Agreement”), to which the Company, CSP, JFC and the Representative are parties (as described in the current report on Form 8-K filed by the Company on September 6, 2012). Pursuant to the Amendment Agreement, the parties agreed to a modified payment of the earnout under the Asset Purchase Agreement. Such amount was paid on December 31, 2012, by means of the issuance to JFC of (i) 2,450,000 shares of the Company’s common stock, to be held in escrow as described below (the “Shares”), and (ii) an unsecured promissory note (the “Note”) in the original principal amount of $2,100,000. The Note accrues interest at the initial rate of 5% per annum, which rate increases by 1% per month beginning on January 1, 2014, up to a maximum rate of 11% (which increased rate is retroactive to the initial issuance date), and is payable in full on the earlier of June 30, 2014 or upon the refinancing of the Company’s existing indebtedness (subject to the availability of at least $5,000,000 in available credit after such repayment). Also pursuant to the Amendment Agreement, the shares of the Company’s common stock that were being held in escrow pursuant to the terms of the Asset Purchase Agreement to secure JFC’s indemnification obligations under the Asset Purchase Agreement were released to JFC effective as of December 31, 2012.

Under the Amendment Agreement, the Company has the right to repurchase any or all of the Shares during the month of January 2014, by providing notice to JFC of its exercise of that right on or before January 10, 2014. In addition, up to 350,000 of the Shares are subject to potential forfeiture if the volume weighted average trading price of the Company’s common stock during the month of December 2013 (the “December Closing Price”) is greater than $2.25, and the Company may be required to issue up to 350,000 additional shares of common stock to JFC if the December Closing Price is less than $2.00. To secure the Company’s rights with respect to the Shares, all of the Shares are to be held in escrow by American Stock Transfer & Trust Company, LLC (the “Escrow Agent”), pursuant to an Escrow Agreement entered into among the Company, JFC and the Escrow Agent as of December 31, 2012.

Also pursuant to the Amendment Agreement, effective as of December 31, 2012, the Company increased the size of its board of directors by one member, and appointed the Representative to fill the newly-created vacancy. Thereafter, for so long as JFC and/or the Representative collectively own at least 10% of the total number of outstanding shares of the Company’s common stock, the Representative has the right to be named by the Company as a nominee for election to the board of directors each time the Company solicits a vote of its stockholders relating to the election of directors.

The foregoing summary provides only a brief description of the Amendment Agreement and the Note. The summary does not purport to be complete and is qualified in its entirety by the full text of the Amendment Agreement and the Note, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Amendment Agreement, dated December 27, 2012, by and among the Company, CSP, JFC and the Representative.

10.2	Unsecured Promissory Note, dated December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Date: January 2, 2013

Exhibit Index

Exhibit No.	Description

10.1	Amendment Agreement, dated December 27, 2012, by and among the Company, CSP, JFC and the Representative.

10.2	Unsecured Promissory Note, dated December 31, 2012.